Exhibit 10.2

CONFIDENTIAL

SEPARATION AGREEMENT AND GENERAL RELEASE

Mercury Computer Systems, Inc. (“COMPANY”) and Robert Becker (“EMPLOYEE”) hereby enter into this Separation Agreement and General Release.

The terms of this Agreement are as follows:

1.	EMPLOYEE’S employment with COMPANY will terminate on August 5, 2005. EMPLOYEE received notification June 10, 2005.

2.	COMPANY hereby agrees to pay EMPLOYEE salary continuation for thirty nine weeks from scheduled termination date (08/05/05) through May 5, 2006. Salary to be paid bi-weekly less appropriate deductions for state and federal withholding and other applicable taxes.

3.	In addition, EMPLOYEE shall receive the following benefits through the end of the salary continuation period to the same extent and level he received as of his last active day of employment:

+ Medical, dental, and prescription drug coverage will continue provided that EMPLOYEE pays the customary premiums required of active COMPANY employees.

+ Group life, supplemental life, and health and dependent care FSA.

+ As of the last day of active employment (08/05/05) EMPLOYEE’S contribution to the COMPANY’S 401K Plan ceases, and the COMPANY’S matching contribution to such plan will also cease. The balance in the EMPLOYEE’S 401 K Plan account as of the last day of active employment will discontinue vesting.

+ EMPLOYEE eligible for 26 weeks of executive outplacement services, firm TBD.

+ EMPLOYEE eligible to receive FY’05 MBO bonus (TBD), your FY’05 LTIP bonus (per plan document, TBD), and the FY’05, Q4 Corporate Bonus (TBD).

NOTE: EMPLOYEE will discontinue vesting in the COMPANY’S stock option plan and must exercise vested options granted before 06/03/02 within 10 days (08/15/05) and options granted after 06/03/02 within 90 days 11/03/05.

In addition, EMPLOYEE’S employment must remain active through 08/05/05 to receive any of the preceding salary continuation described in #2, and associated benefits outlined in #3. The option vesting and exercise dates will also be adjusted to reflect the new termination date.

4.	In response to any request for employment verification, EMPLOYEE will direct any request to the Director, Human Resources, who shall confirm EMPLOYEE’S dates of employment and position title.

5.	COMPANY will not contest EMPLOYEE’s application for unemployment benefits. EMPLOYEE understands that any decision as to EMPLOYEE”s receipt of unemployment benefits is made not by the COMPANY, but by the Division of Unemployment Assistance (“DUA”). Therefore, any decision by the DUA shall not be grounds for invalidating this Agreement.

6.	In consideration for the above, EMPLOYEE releases and forever discharges COMPANY and its parent corporations, subsidiaries, affiliates, officers, agents, employees, successors and assigns, from any and all claims, causes of action, demands or liabilities of any kind or nature, including but not limited to claims under the Age Discrimination in Employment Act, which arise out of EMPLOYEE’S employment with COMPANY, or the termination of such employment. This release shall not constitute a waiver of EMPLOYEE’s claims: (a) for unemployment benefits; (b) for benefits which have vested under any employee benefit plan maintained by COMPANY as of the EMPLOYEE’s termination date; (c) for indemnification or defense under any law, by-law, article of incorporation or contract; or (d) to enforce the terms of this Agreement. Per the Mercury Confidentiality Agreement, EMPLOYEE will not, for a period of one year from execution of this Agreement, induce or attempt to induce any employee, consultant, sales representative or other associate of COMPANY, to terminate his/her relationship or breach his/her agreements with COMPANY, or perform work or services for EMPLOYEE or a competitor of COMPANY. EMPLOYEE agrees that he will not initiate or take any action, or initiate or make any statements to any third party, that would be disparaging of or otherwise harmful to the interests of COMPANY, its products or services, or its employees, officers or directors.

7.	COMPANY agrees that it will not initiate or take any action, or initiate or make any statements to any third party, that would be disparaging of or otherwise harmful to the interests of EMPLOYEE.

8.	EMPLOYEE acknowledges that he has read and understands this Agreement and Release; that he has been offered forty-five (45) days to review and sign this Agreement and Release (07/25/05); that he has been advised to have it reviewed by an attorney of his choosing; and that he may revoke this Agreement and Release in writing within seven (7) days of signing it.

/s/ Robert Becker 7/19/05	/s/ David Volz 06/10/05
EMPLOYEE Date	COMPANY Date

[Illegible Signature]
Witness

YOU ARE ADVISED TO CONSULT AN ATTORNEY BEFORE SIGNING THIS RELEASE

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